EXHIBIT 99.1

Ainos Reports Second Quarter 2022 Financial Results

SAN DIEGO, CA / ACCESSWIRE / August 15, 2022 / Ainos, Inc. (NASDAQ: AIMD, AIMDW) (“Ainos”, or the “Company”), a diversified medtech company focused on the development of novel point-of-care testing, low-dose interferon therapeutics, and synthetic RNA-driven preventative medicine, today announced its unaudited financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Highlights

•	Revenues were US$636,627 in the second quarter of 2022, up 213.6% from US$202,992 in the same period of 2021.
•	Gross profit was US$317,664, representing a gross margin of 49.9% in the second quarter of 2022.

Chun-Hsien Tsai, Chairman of the Board, President, and Chief Executive Officer of Ainos, commented, “We are pleased to announce our first quarterly results as a Nasdaq-listed company with significant year-over-year revenue growth and promising operational milestones. This has been a momentous year for us, our partners, and our shareholders. Receiving approval for our COVID-19 Antigen Self-Test to be sold in Taiwan and the positive preclinical study results for our VELDONA interferon formulation demonstrates the strength of our product portfolio as we strive to fulfill our mission to develop a telehealth-enabled future for precision medicine. Our Nasdaq uplisting is an exciting new chapter in our development, providing us with wider access to capital, raising our corporate profile, and positioning us to deliver greater and more sustainable value for our shareholders. With our low-cost operations and cutting-edge technology, the building blocks for our future growth as a diversified medtech company are firmly in place.”

Hui-Lan Wu, Chief Financial Officer of Ainos, commented, “Increased sales of our COVID-19 Antigen Rapid Test Kits during the second quarter drove robust year-over-year 213.6% top-line growth. With the additional capital provided by our recent uplisting, we are well positioned to meet our product development targets, capture emerging market opportunities, and generate long-term growth for our shareholders. Looking ahead, we will continue to commercialize our medical device pipeline while expanding and strengthening our innovative product portfolio.”

Second Quarter 2022 Financial Results

Revenues

Revenues increased by 213.6% to US$636,627 in the second quarter of 2022 from US$202,992 in the same period of 2021, mainly driven by the increased product sales of the Ainos COVID-19 Antigen Rapid Test Kits in Taiwan.

Cost of Revenues

Cost of revenues was US$318,963 in the second quarter of 2022, compared with US$69,508 in the same period of 2021, mainly driven by the increase in associated cost of product sales of the Ainos COVID-19 Antigen Rapid Test Kits.

Gross Profit

Gross profit was US$317,664, representing 49.9% of sales in the second quarter of 2022.

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Total Operating Expenses

Total operating expenses increased by 163.0% to US$2,261,960 in the second quarter of 2022 from US$860,030 in the same period of 2021, mainly attributable to increased research and development expenses. The increase in research and development expenses reflects the Company’s ongoing investments in research and development, in line with its product development plans.

Net Loss

Net loss attributable to common stock shareholders was US$1,954,032 in the second quarter of 2022, compared with US$749,774 in the same period of 2021.

Balance Sheet

As of June 30, 2022, the Company had cash and cash equivalents of US$1,753,877, compared with US$1,751,499 as of December 31, 2021.

Recent Developments

On June 21, 2022, the Company announced it has begun marketing the Ainos COVID-19 Antigen Self-Test Kit under an Emergency Use Authorization that was issued by the Taiwan Food and Drug Administration on June 13, 2022 to Taiwan Carbon Nano Technology Corporation, the manufacturer and product co-developer of the test in conjunction with Ainos. Ainos is the exclusive master sales and marketing agent for the COVID-19 Antigen Self-Test Kit.

On June 27, 2022, the Company announced the topline results from its COVID-19 antiviral efficacy study in hamsters. The available results show that its low-dose oral interferon alpha formulation, VELDONA, has a protective effect on lungs infected with the SARS-CoV-2 virus by regulating the immune response, thus expediting recovery of infected animals. The Company is preparing application documents for U.S. FDA Phase 2/3 clinical trials.

On August 12, 2022, the Company announced the closing of its previously announced underwritten public offering of 780,000 units at a public offering price of $4.25 per unit. Each unit issued in the offering consisted of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $4.25. The common stock and warrants were immediately separable and were issued separately. The common stock and warrants began trading on the Nasdaq Capital Market on August 9, 2022, under the symbols “AIMD” and “AIMDW,” respectively. Ainos received gross proceeds of approximately $3.3 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

About Ainos, Inc.

Headquartered in San Diego, California, Ainos, Inc. (f/k/a Amarillo Biosciences, Inc.) is a diversified medtech company engaged in developing innovative medical technologies for point-of-care testing and safe and novel medical treatment for a broad range of disease indications. In addition to its proprietary therapeutics using low-dose non-injectable interferon, Ainos is committed to developing a comprehensive healthcare business portfolio encompassing medical devices and consumer healthcare products. While prioritizing the commercialization of medical devices as part of its diversification strategy, Ainos has also expanded its product portfolio to include Volatile Organic Compounds (VOC) and COVID-19 POCTs. Leveraging its patents related to VOC technologies and three issued patents for COVID-19 POCT products, the Company seeks to expedite the commercialization of its medical device pipeline, beginning with Ainos-branded COVID-19 POCT product candidates.

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Forward-Looking Statements

This press release contains ‘forward-looking statements’ within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” ‘target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements are based only on our current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements.

Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: the cost of production and sales potential of the planned drug treatments announced in this press release; the impact of final approvals from the U.S. Food and Drug Administration (the “FDA”) or other regulatory bodies for the planned drug treatments including the availability of emergency use authorization; the Company’s limited cash and history of losses; the Company’s ability to achieve profitability; intense competition and rapidly advancing technology in the Company’s industry that may outpace its technology; customer demand for the products and services the Company develops; the impact of competitive or alternative products, technologies and pricing; the Company’s ability to manufacture any products it develops; general economic conditions and events and the impact they may have on the Company and its potential customers, including but not limited to the impact of Covid-19; the Company’s ability to obtain adequate financing in the future; the impact of promulgation and implementation of regulations by the World Health Organization, the FDA and by other governmental authorities with functions similar to those of the FDA on the Company’s operations and technologies; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company’s operations; the Company’s ability to secure regulatory approvals for its products; and our success in managing the risks involved in the foregoing items. Readers should also review the risks and uncertainties listed in our Annual Report on Form 10-K for the year ended December 31, 2021 and other reports we file with the U.S. Securities and Exchange Commission.

Any forward-looking statement made by us in this press release speaks only as of the date on which such statement is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact

ICR, LLC

Robin Yang

Tel: +1 646-224-6971

Email: Ainos.IR@icrinc.com

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Ainos, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30		Six months ended June 30
	2022	2021	2022	2021

Revenues	$636,627	$202,992	$723,828	$205,113
Cost of revenues	(318,963)	(69,508)	(360,042)	(70,757)
Gross profit	317,664	133,484	363,786	134,356
Operating expenses
Research and development expenses	1,634,856	-	3,212,310	-
Selling, general and administrative expenses	627,104	860,030	1,178,834	1,383,011
Total operating expenses	2,261,960	860,030	4,391,144	1,383,011
Operating loss	(1,944,296)	(726,546)	(4,027,358)	(1,248,655)
Non-operating income and expenses, net
Loss on sale of fixed assets	-	(2,247)	-	(2,247)
Interest expense, net	(18,796)	(20,981)	(35,483)	(32,879)
Other income, net	9,060	-	8,914	-
Total non-operating income and expenses, net	(9,736)	(23,228)	(26,569)	(35,126)
Net loss	(1,954,032)	(749,774)	(4,053,927)	(1,283,781)

Basic and diluted net loss per average share available to common shareholders	$(0.01)	$(0.01)	$(0.03)	$(0.02)

Weighted average common shares outstanding – basic and diluted	144,379,308	124,644,759	144,379,308	83,583,583

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Ainos, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$1,753,877	$1,751,499
Inventory	670,507	-
Other current assets	1,274,512	466,198
Total current assets	3,698,896	2,217,697
Intangible assets, net	35,086,424	37,329,191
Property and equipment, net	1,503,025	1,187,702
Other assets	124,697	87,571
Total assets	$40,413,042	$40,822,161
Liabilities and Stockholders’ Equity
Current liabilities:
Convertible notes payable	$3,376,526	$3,376,526
Notes payable	1,013,405	213,405
Accrued expenses and others current liabilities	2,598,468	1,004,868
Payables – related party	-	26,000,000
Total current liabilities	6,988,399	30,594,799
Long term liabilities:
Convertible notes payable - noncurrent	27,400,000	-
Operating lease liabilities - noncurrent	18,323	30,255
Total long term liabilities	27,418,323	30,255
Total liabilities	34,406,722	30,625,054
Stockholders’ equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued

Common stock, $0.01 par value; 300,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 144,379,308 shares issued and outstanding as of June 30, 2022 and December 31, 2021	1,443,793	1,443,793
Additional paid-in capital	18,943,316	18,856,430
Accumulated deficit	(14,162,843)	(10,108,916)
Translation adjustment	(217,946)	5,800
Total stockholders’ equity	6,006,320	10,197,107
Total liabilities and stockholders’ equity	$40,413,042	$40,822,161

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